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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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/ /	Preliminary Proxy Statement
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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
En Pointe Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EN POINTE TECHNOLOGIES, INC.
100 N. Sepulveda Boulevard, 19th Floor
El Segundo, California 90245

February 11, 2002

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of En Pointe Technologies, Inc. (the "Company") to be held at 8:00 a.m. on Friday, March 15, 2002, in the Mariposa Room at the Hilton Garden Inn, 2100 E. Mariposa Avenue, El Segundo, California 90245.

        At the Annual Meeting you will be asked to elect seven (7) directors of the Company, to approve and ratify a proposal to amend the Company's Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of authorized shares under the Purchase Plan by 250,000 from 750,000 to 1,000,000, and to approve the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending September 30, 2002. All of these matters are described in detail in the accompanying Notice of Annual Meeting and Proxy Statement. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

        We look forward to greeting personally those stockholders who are able to be present at the Annual Meeting. HOWEVER, WHETHER OR NOT YOU PLAN TO BE WITH US AT THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE.

                      Very truly yours,

                      Bob Din
                       Chief Executive Officer and
                      Chairman of the Board of Directors

EN POINTE TECHNOLOGIES, INC.
100 N. Sepulveda Boulevard, 19th Floor
El Segundo, California 90245

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 15, 2002

TO THE STOCKHOLDERS OF EN POINTE TECHNOLOGIES, INC.:

        The 2002 Annual Meeting of Stockholders (the "Annual Meeting") of En Pointe Technologies, Inc. (the "Company"), will be held at 8:00 a.m. on Friday, March 15, 2002, in the Mariposa Room at the Hilton Garden Inn, 2100 E. Mariposa Avenue, El Segundo, California 90245, for the following purposes as more fully described in the accompanying Proxy Statement, which is incorporated herein by reference:

  (1)
  To elect the seven (7) directors to the Board of Directors; and

  (2)
  To approve and ratify an amendment to increase the number of authorized shares under the Employee Stock Purchase Plan by 250,000 from 750,000 to 1,000,000; and

  (3)
  To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending September 30, 2002; and

  (4)
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The Board of Directors intends to present for election as directors the nominees named in the accompanying Proxy Statement, whose names are incorporated herein by reference.

        Stockholders of record at the close of business on January 15, 2002 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting in person. STOCKHOLDERS WHO ARE UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO COMPLETE AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING IN PERSON MAY REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                      By Order of the Board of Directors

                      Robert A. Mercer
                       Secretary

February 11, 2002

EN POINTE TECHNOLOGIES, INC.
100 N. Sepulveda Boulevard, 19th Floor
El Segundo, California 90245

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 15, 2002

        This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share (the "Common Stock"), of En Pointe Technologies, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of the enclosed proxy for use at the Annual Meeting of Stockholders to be held on Friday, March 15, 2002 (the "Annual Meeting"), or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters which will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their best judgment.

        Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to shareholders on or about February 11, 2002 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of Common Stock and will reimburse them for their reasonable expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum at the Annual Meeting otherwise might not be obtained.

Revocability and Voting of Proxy

        A proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Any stockholder who gives a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are given, proxies will be voted FOR approval of Proposals Nos. 1, 2 and 3 as set forth in the accompanying Notice of Annual Meeting of Stockholders.

Record Date and Voting Rights

        Only stockholders of record at the close of business on January 15, 2002 are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. On January 15, 2002, there were 6,656,708 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.

        Proxies marked "withheld" as to any director nominee or "abstain" as to a particular proposal and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of proxies marked "withheld" as to any director nominee or "abstain" as to a particular proposal and broker non-votes on Proposals Nos. 1, 2 and 3 is discussed under each respective Proposal.

Beneficial Ownership of Common Stock

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of January 15, 2002 by (i) each stockholder who is known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Company's executive officers named in the Summary Compensation Table (see "Executive Compensation") and (iv) by all executive officers and directors of the Company as a group. The information as to each person or entity has been furnished by such person or group.

	Shares Beneficially Owned (1)
Name of Beneficial Owner
	Number	Percentage
Attiazaz "Bob" Din(2)(3)	519,132	7.8%
Naureen Din(2)(3)	519,132	7.8%
Zubair Ahmed(4)(5)	657,576	9.9%
Mark Briggs(6)	27,513	*
Verdell Garroutte(7)	21,846	*
Barry Abelson(8)	18,513	*
Michael Shabazian(9)	133,710	2.0%
James Lowry	—	—
Thomas Scott(10)	62,500	*
Kevin Ayers(11)	39,373	*
All executive officers and directors as a group (13 persons)(12)	2,074,278	29.2%

*
Less than 1%.

(1)
Applicable percentage of ownership at January 15, 2002, is based upon 6,656,708 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares shown as beneficially owned. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of January 15, 2002 are deemed outstanding for computing the shares and percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person or entity. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)
Bob and Naureen Din are married, and each may therefore be deemed to have a beneficial interest in each other's shares of Common Stock. However, Mr. and Mrs. Din have each disclaimed beneficial ownership in each other's shares. The number of shares reported for each of Mr. and Mrs. Din reflects 50% of the total number of shares beneficially owned by Mr. and Mrs. Din together. The address of Mr. and Mrs. Din is at the Company's principal executive offices, 100 North Sepulveda Boulevard, 19th Floor, El Segundo, California 90245.

(3)
Includes 40,180 shares for options exercisable within 60 days of January 15, 2002.

(4)
Includes 15,180 shares for options exercisable within 60 days of January 15, 2002.

(5)
The address of such stockholder is at the Company's principal executive offices, 100 North Sepulveda Boulevard, 19th Floor, El Segundo, California 90245.

(6)
Includes 18,513 shares for options exercisable within 60 days of January 15, 2002.

(7)
Consists of 21,846 shares for options exercisable within 60 days of January 15, 2002.

(8)
Consists of 18,513 shares for options exercisable within 60 days of January 15, 2002.

(9)
Includes 6,000 shares owned by Mr. Shabazian's wife.

(10)
Consists of 62,500 shares for options exercisable within 60 days of January 15, 2002.

(11)
Includes 3,082 shares for options exercisable within 60 days of January 15, 2002.

(12)
Includes 458,978 shares for options exercisable within 60 days of January 15, 2002.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Currently, there are seven (7) members of the Board of Directors. Directors are elected at each annual stockholders' meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the seven (7) nominees named below. All of the nominees presently are directors of the Company.

        Each nominee has indicated that he or she is willing and able to serve as director if elected. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

        The names and certain information concerning the seven (7) nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Vote Required

        The seven (7) nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast "FOR" a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked "withheld" as to one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

Directors

        The nominees, their ages the year in which each first became a director of the Company and their principal occupations or employment during the past five years are as follows:

Name	Age	Position
Attiazaz ("Bob") Din	49	Chairman of the Board and Chief Executive Officer
Naureen Din	47	Director
Zubair Ahmed	49	Director
Verdell Garrouttee (1)	58	Director
Mark Briggs (1) (2)	45	Director
Barry Abelson (1) (2)	55	Director
James Lowry	62	Director

(1)
Member of Audit Committee.

(2)
Member of Compensation Committee.

        Attiazaz ("Bob") Din is a founder of the Company and has served in various capacities with the Company since its inception in January 1993. Mr. Din has served as a director since April 1994, and as the Chairman of the Board and Chief Executive Officer of the Company since January 1996. Mr. Din previously served as the Company's President from April 1994 to September 1997 and from January 1999 to May 2000. Prior to founding the Company, from November 1985 to January 1993, Mr. Din served as Chairman of the Board of Directors, President and Chief Executive Officer of InfoSystems Computer Center, a Southern California-based reseller of computer products. Mr. Din also served on the Board of Directors of SupplyAccess, Inc., a former affiliated company and is also a Director of En Pointe Ventures, Inc. a wholly-owned subsidiary of the Company.

        Naureen Din is a founder of the Company and currently serves as a director of the Company. Ms. Din previously served as Secretary from the Company's inception in January 1993 to March 30, 2001, as President from the Company's inception to April 1994, as Chief Executive Officer from the Company's inception until January 1996 and as Chief Financial Officer from the Company's inception until October 1995. Ms. Din also sits as a Director on the Board of Development in Literacy, a non-profit organization. Ms. Din was not employed immediately prior to January 1993. Ms. Din is the wife of Bob Din.

        Zubair Ahmed has been a director of the Company since April 1994. Mr. Ahmed previously served as an Executive Vice President of the Company from April 1994 to December 1995 and as Director of Business Development of the Company from May 1993 to April 1994. From January 1989 to April 1993, Mr. Ahmed served as the General Manager of Inter Equipment Establishment, a seller of heavy equipment.

        Verdell Garroutte has been a Director of the Company since May 1996. Mr. Garroutte is currently a financial consultant to several companies and provides the Company with consulting services from time to time. From April 1997 to May 1998, Mr. Garroutte served as Chief Executive Officer of First Source International, Inc., the predecessor company to firstsource corp., a computer products reseller. From October 1994 until July 1999, Mr. Garroutte periodically served as a consultant to both the Company and firstsource corp., a former subsidiary of the Company. From December 1996 until September 1997, Mr. Garroutte served as the Chief Financial Officer of Kelly Micro Systems, Inc., a manufacturer of memory components for personal computers.

        Mark Briggs has been a director of the Company since March 1998. Since January 1997, Mr. Briggs has been the President and Chief Executive Officer of ClientLogic Corporation (formerly Softbank Services Group), a leading outsourcer to the digital marketplace. From January 1993 through the end of 1996, Mr. Briggs served as the President and Chief Executive Officer of Intelligent Electronics, Reseller Division. Mr. Briggs was also a director for firstsource.com, a former affilate of the Company.

        Barry Abelson has been a director of the Company since December 2000. Since May 1992, Mr. Abelson has been a member of the law firm Pepper Hamilton LLP where he serves as Chairman of the firm's Executive Committee and Chairman of the firm's Corporate and Securities Practice Group.

        James Lowry was nominated to serve as a director of the Company in January 2002. Since November 2000, Mr. Lowry has been Vice President of Boston Consulting Group, where he guided their workforce diversity, ethnic marketing and minority business development consulting practices effort. Prior to that, Mr. Lowry was President and Chief Executive Officer of his own consulting firm, James H. Lowry & Associates, specializing in small business development and human resources, for the past twenty-five years.

        The Board of Directors of the Company held seven meetings during the fiscal year ended September 30, 2001 Each incumbent director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he served. Bob Din and Naureen Din are husband and wife. There are no other family relationships among any of the directors or executive officers of the Company.

Director Not Standing for Reelecton

        Michael Shabazian, 61, joined the Company in May 2000 as President and later, in October 2000, became a director and served in those capacities until December 31, 2001 when Mr. Shabazian announced his retirement from the Company. From August 1999 to May 2000, and from January 1996 to January 1997, he was Chief Executive Officer and President of The MindShare Group, a high tech consulting firm. Prior to that, from January 1997 to July 1999, Mr. Shabazian was founder, Chairman and Chief Executive Officer of Arbor Computer Corporation, a white box manufacturer of custom-built personal computers. In August 1999, Arbor Computer Corporation filed for bankruptcy protection.

Audit Committee

        The Company's Audit Committee is composed entirely of Directors who are "independent" as defined in the NASDAQ listing standards. The Company's Audit Committee for fiscal year 2001 was composed of Messrs. Garroutte, Briggs and Abelson. Assuming the election of management's nominees to the Board of Directors, the Audit Committee for fiscal 2002 shall consist of Messrs. Abelson, Briggs and Garroutte. The principal functions of the Audit Committee are: (i) to recommend to the Board the appointment of the Company's independent accountants; (ii) to review with the independent accountants the scope and anticipated cost of their audit; and (iii) to receive and consider a report from the independent accountants concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection. The Audit Committee met four times during the fiscal year ended September 30, 2001. The Company adopted its current Audit Committee Charter at a meeting held on November 20, 2000.

Compensation Committee

        The Company's Compensation Committee for fiscal year 2001 was composed of Messrs. Briggs and Abelson. Assuming the election of management's nominees to the Board of Directors, the Compensation Committee for fiscal 2002 shall consist of Messrs. Abelson and Briggs. The functions of the Compensation Committee include reviewing and approving executive compensation policies and practices, reviewing salaries and bonuses for certain officers of the Company, administering the Company's 1996 Stock Incentive Plan and Employee Stock Purchase Plan, subject to the provisions set forth in each plan, and considering such other matters as may be referred to the Compensation Committee by the Board of Directors from time to time. There were two meetings of the Compensation Committee during fiscal 2001.

Nominating Committee

        During fiscal 2001, the Company did not have a standing Nominating Committee. However, on December 12, 2001 the Board of Directors passed a resolution to appoint a Nominating Committee comprised of Minority Group Members, as that term is defined by the National Minority Supplier Development Council, Inc. The Nominating Committee will meet annually to review and make recommendations to the Board concerning the composition and size of the Board and the composition and size of committees of the Board of Directors. Assuming the election of management's nominees to the Board of Directors, the Nominating Committee for fiscal 2002 shall consist of Attiazaz ("Bob") Din, Naureen Din, and Zubair Ahmed.

Directors' Compensation

        The Company's directors receive cash compensation of $2,500 for attendance at Board of Directors or committee meetings and $500 for Board of Directors telephonic meetings. In addition, directors may be reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings. The Company's 1996 Stock Incentive Plan formerly provided that each non-employee director of the Company shall automatically be granted a non-qualified option to purchase 5,000 shares of Common Stock upon his or her election and reelection to the Board of Directors so long as such reelection occurs at least twelve months after his or her initial election to the Board of Directors of the Company. On October 29, 2001, the Board of Directors passed a corporate resolution to amend the Company's 1996 Incentive Plan by deleting the provision that provided for automatic grants of 5,000 non-qualified stock options to non-employee Board members. Instead, future options to Board members are to be at the discretion of the Compensation Committee. In fiscal 2001, an aggregate of 50,000 stock options were granted with an exercise price of $1.94 to members of the Board of Directors with the exception of Mr. Shabazian, whose options relating to his service to the Board were included as a part of his employment agreement. The stock options granted to the Board of Directors in fiscal 2001 become exercisable, with respect to one-fourth (1/4) of the shares subject to such options, six months after the date of grant. After the first vesting, the remaining three-fourths (3/4) will become exercisable in fourteen (14) equal installments of 5.36% (except as to the last installment, which shall be 5.32%), the first of which shall vest at the end of the quarter after the initial six month vesting, with each subsequent installment vesting at the end of each quarter thereafter, so that all options granted will be fully vested in four (4) years from the day of grant. After the date of grant, the term of such options is ten (10) years.

Executive Officers

        The Company has four executive officers as follows:

Attiazaz ("Bob") Din	Chairman and Chief Executive Officer
Kevin D. Ayers	Vice President and Chief Financial Officer
Thomas H. Scott	President and Chief Operating Officer of En Pointe Technologies Sales, Inc.
Kevin J. Elliott	Senior Vice President Sales of En Pointe Technologies Sales, Inc.

        A biographical summary regarding Mr. Attiazaz ("Bob") Din is set forth in Proposal No. 1 under the heading "Directors." Biographical information with respect to the Company's other executive officers is set forth below:

        Kevin D. Ayers, 46, has served as Chief Financial Officer of the Company since July 2000. From November 1998 to July 2000, Mr. Ayers served as the Company's Vice President and Controller. Prior to joining the Company as an employee, from March 1998 to November 1998, Mr. Ayers was an outside consultant to the Company, performing controllership functions. He performed a similar consulting engagement with another company from December 1997 to March 1998, before associating with the Company. From December 1995 to December 1997, Mr. Ayers served as Operations Controller for Xylan Corporation, a manufacturer of network switching equipment.

        Thomas H. Scott, 55, joined the Company as President and Chief Operating Officer of En Pointe Technologies Sales, Inc. in August 2000. Prior to joining the Company, Mr. Scott had held various senior executive positions, including Vice President of World Wide Sales and Corporate Marketing for Quantum Corporation, Senior Vice President Sales and Marketing for AST Computer Systems Division, and Vice President and General Manager of Toshiba's Computer Systems Division.

        Kevin J. Elliott, 45, became Senior Vice President of Sales for En Pointe Technologies Sales, Inc. in September 2001. Mr. Elliott came to the Company from a position as Regional Vice President with CompuCom, where he worked since April 2000. Prior to CompuCom, Mr. Elliott was director of Global Accounts at Inacom from November 1996 through April 2000.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table shows the cash compensation paid or accrued to the Chief Executive Officer and the four other most highly compensated officers of the Company (the "Named Executive Officers"), who were employed by the Company (or a wholly-owned subsidiary) during the fiscal year ended September 30, 2001.

		Annual Compensation (1)					Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary		Bonus			Securities Underlying Options(#)
Attiazaz ("Bob") Din Chairman of the Board and Chief Executive Officer	2001 2000 1999	$500,000 637,884 835,590	(2) (3)	$	— — —		50,000 — 500,000	(4)
Michael R. Shabazian President (13)	2001 2000	$391,826 131,250	(5)		$250,000 275,000	(6) (7)	275,000 —
Kevin D. Ayers Vice President and Chief Financial Officer	2001 2000 1999	$172,292 131,875 110,000			$55,000 35,000 15,000	(8) (9)	55,000 — 5,000	(10)
Thomas H. Scott President and Chief Operating Officer of En Pointe Technologies Sales, Inc.	2001	$58,333	(11)		$—		250,000
Kevin J. Elliott Senior Vice President of Sales of En Pointe Technologies Sales, Inc.	2001	$7,186	(12)		$—		50,000

(1)
Does not include the value of perquisites and other personal benefits granted to the Named Executive Officers which in the aggregate did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

(2)
Includes payment of $137,884 for accrued vacation.

(3)
Includes $104,167 compensation for services rendered to the Company's subsidiary, firstsource corp. for the a two month period from May 1, 1999 through June 30, 1999. Also, includes a payment of $314,757 for accrued vacation.

(4)
Consists of stock options granted by the Company's former subsidiary, firstsource corp. In April 2001, firstsource corp. ceased operations.

(5)
Includes payment of $16,826 for accrued vacation.

(6)
Consists of a bonus paid to Mr. Shabazian.

(7)
Consists of a $150,000 signing bonus for Mr. Shabazian paid in June of 2000 and an accrued bonus under his employment agreement of $125,000.

(8)
Consists of an accrued bonus for Mr. Ayers under his employment agreement.

(9)
Consists of $20,000 in payments payable pursuant to Mr. Ayers's employment agreement and an accrued bonus for Mr. Ayers under his employment agreement of $15,000.

(10)
Includes stock options to purchase 2,500 shares granted by the Company's former subsidiary, firstsource corp. In April 2001 firstsource corp. ceased operations.

(11)
Mr. Scott was appointed President and Chief Operating Officer of En Pointe Technologies Sales, Inc. on August 1, 2001. Under terms of his employment agreement, his annual base salary is $350,000

(12)
Mr. Elliott was appointed Senior Vice President of Sales of En Pointe Technologies Sales, Inc. on September 17, 2001. Under terms of his employment agreement, his annual base salary is $190,000.

(13)
Mr. Shabazian resigned as President of the Company effective December 31, 2001.

Option Grants in Last Fiscal Year

        The following table sets forth stock options granted to the Named Executive Officers during fiscal 2001:

	Individual Grants
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Last Fiscal Year
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name			Exercise Price	Expiration Date
					5%	10%
Attiazaz ("Bob") Din	50,000	4.0%	$1.94	5/14/2011	$61,003	$154,593
Michael R. Shabazian	275,000	21.9%	1.94	5/14/2011	335,515	850,262
Kevin D. Ayers	55,000	4.4%	1.94	5/14/2011	67,103	170,052
Thomas H. Scott	250,000	19.9%	1.60	8/1/2011	251,558	637,497
Kevin J. Elliott	50,000	4.0%	2.00	9/17/2011	62,889	159,374

Aggregated Option Exercises in Fiscal 2001 and Fiscal 2001 Year-End Option Values

        The following table sets forth stock option exercises during fiscal 2001 and year-end option values for options held by the Named Executive Officers:

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Attiazaz ("Bob") Din	—	—	50,000	50,000	$—	$—
Michael R. Shabazian	—	—	112,970	162,030	40,669	58,331
Kevin D. Ayers	—	—	36,209	36,291	7,073	12,727
Thomas H. Scott	—	—	—	250,000	—	175,000
Kevin J. Elliott	—	—	—	50,000	—	15,000

(1)
Based on a per share price of $2.30, the closing price of the Common Stock as reported on the Nasdaq National Market on September 28, 2001.

Employment Agreements

        Mr. Din's employment agreement with the Company was originally entered into as of March 1, 1996, and was amended in April 1997. This agreement provides for an annual base salary of $500,000, plus, beginning in April 1997, a bonus equal to 3.5% of the Company's pre-tax net income (if $4.5 million or greater) and terminates on the later of (i) the fifth anniversary of the date the agreement was entered into, or (ii) five years following the date on which either Mr. Din or the

Company gives a notice of non-renewal or termination. Upon termination of Mr. Din's employment agreement by the Company for reason other than "cause", as defined in the employment agreement, or by Mr. Din for "good reason", as defined in the employment agreement, Mr. Din will be entitled to receive, as severance pay, guaranteed monthly salary payments in the amount of Mr. Din's current salary for a period of five years, plus the payment of certain additional benefits, such as health insurance for the same term. However, Mr. Din's agreement prohibits him from competing with the Company for five years following the date of his termination. Pursuant to his employment agreement, Mr. Din is obligated, subsequent to his termination, to offer first to the Company any block of 50,000 shares or more of the Company's Common Stock offered by him or his wife for sale, if offered for sale other than pursuant to an over-the-counter or exchange transaction. Mr. Din's agreement also contains confidentiality, intellectual property rights and dispute resolution provisions.

        On May 16, 2000, the Company entered into a three year employment agreement with Mr. Shabazian that provides for an annual base salary of $350,000. In addition, the agreement provides for a $150,000 signing bonus and quarterly bonuses of $25,000 if certain pre-tax net income targets are met beginning in quarter four of fiscal 2000 through quarter two of fiscal 2001. If cumulative pre-tax income for the four quarters ending in quarter three of fiscal year 2001 exceeds $1,500,000, a bonus of $425,000 is payable. In the event that Mr. Shabazian's employment is terminated by the Company prior to the first anniversary of the agreement for reason other than "cause," as defined in the agreement, or by Mr. Shabazian for "good reason," as defined in the agreement, Mr. Shabazian will be entitled to receive, as severance pay, an amount equal to his monthly salary payments for a number of months equal to the balance of the months before the first anniversary is completed.

        On July 1, 2001, Mr. Shabazian's employment contract was renegotiated for a one year period with an increase of annual base salary to $450,000. In addition, the revised employment contract provides for quarterly bonuses of $50,000 if certain pre-tax net income targets are met beginning in quarter four of fiscal 2001 through quarter three of fiscal 2002. In the event that Mr. Shabazian's employment is terminated by the Company prior to the first anniversary of the agreement for reason other than "cause," as defined in the agreement, or by Mr. Shabazian for "good reason," as defined in the agreement, Mr. Shabazian will be entitled to receive, a cash severance payment equal to six months' total base salary. Effective December 31, 2001, Mr. Shabazian resigned from the Company both in his capacity as a Director and President and Chief Operating Officer of the Company as well as Chief Executive Officer of En Pointe Technologies Sales, Inc., one of the Company's subsidiaries. Under his separation agreement, Mr. Shabazian received a lump sum payment of $225,000. Mr. Shabazian continued to receive full salary from the Company through October 31, 2001 and will continue to receive medical benefits under the Company group medical plan until March 31, 2002.

        On July 17, 2000, the Company entered into a three year employment agreement with Mr. Ayers that provides for an annual base salary of $165,000 and provides for certain quarterly quantitative and qualitative bonuses of $10,000 (through the third quarter of fiscal 2001) and $5,000, respectively if certain pre-tax net income targets and certain qualitative targets are met. In the event that Mr. Ayers's employment is terminated by the Company during the term of the agreement for reason other than "cause," as defined in the agreement, or by Mr. Ayers for "good reason," as defined in the agreement, Mr. Ayers will be entitled to receive, as severance pay, an amount equal to six months of his then-current base salary.

        On August 1, 2001, the Company entered into a three year employment agreement with Mr. Scott that provides for an annual base salary of $350,000. Beginning in quarter one of fiscal 2002, the agreement provides for quarterly bonuses of $100,000 if pre-tax net income targets of $650,000, $750,000, $1,100,000 and $1,250,000 respectively are met. If cumulative pre-tax income for the four quarters of fiscal year 2002 exceeds $3,750,000, a bonus of $400,000 is payable. In the event that Mr. Scott's employment is terminated by the Company during the term of the agreement for reason other than "cause," as defined in the agreement, or by Mr. Scott for "good reason," as defined in the agreement, Mr. Scott will be entitled to receive, as severance pay, an amount equal to six months of his then-current base salary.

        On September 19, 2001, the Company entered into a three year employment agreement with Mr. Elliott that provides for an annual base salary of $190,000. Beginning in quarter one of fiscal 2002, the agreement provides for quarterly bonuses of $21,250 if top line revenue targets of $106 million, $104 million, $112 million and $117 million respectively are met. If cumulative sales for the four quarters of fiscal year 2002 exceeds $439 million a bonus of $85,000 is payable. In the event that Mr. Elliott's employment is terminated by the Company during the term of the agreement for reason other than "cause," as defined in the agreement, or by Mr. Elliott for "good reason," as defined in the agreement, Mr. Elliott will be entitled to receive, as severance pay, an amount equal to six months of his then-current base salary.

Other Compensation Arrangements

401(K) Plan

        Effective as of July 1993, the Company adopted the En Pointe Technologies, Inc. Employee Savings Plan (the "401(k) Plan"), which is a retirement profit sharing plan that covers all U.S. employees of the Company who are 21 years old or older and have completed six months of service. The 401(k) Plan provides that employees may elect to defer, in the form of contributions to the 401(k) Plan, up to 20% of the total compensation that would otherwise be paid to the employee. However, the administrator of the 401(k) Plan has adopted a policy of limiting the contributions of employees whose annual total compensation is equal to or less than $66,000 up to 15% of total compensation, and limiting the contributions of employees whose annual total compensation is greater than $66,000 to up to 8% of total compensation that would otherwise be paid to the employee, in either case not to exceed $10,500 in 2001 (subject to adjustment annually as provided in the Code).

        The Company may make discretionary matching contributions to the 401(k) Plan, but the Company has not made any contributions to the 401(k) Plan to date. Contributions are held under a group annuity contract and are invested in selected eligible investments. Employee contributions are fully vested and nonforfeitable at all times.

Compensation Committee Interlocks and Insider Participation

        The members of the Company's Compensation Committee during the fiscal year ended September 30, 2001 consisted of Barry Abelson and Mark Briggs, neither of whom has served as an executive officer or employee of the Company or any of its subsidiaries for the five years ending September 30, 2001.

Certain Transactions

        The brother of Bob Din is an executive officer, director and significant stockholder of CCI. CCI is a corporation that sells memory products and accounted for about 2% of the Company's purchases during the 2001 fiscal year.

        See "Employment Agreements" for a description of certain arrangements and transactions with executive officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely upon its review of the copies of Forms 3 and 4 and 5 amendments thereto furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") applicable to its directors, officers and any persons holding ten percent

(10%) or more of the Company's Common Stock were made with respect to the Company's fiscal year ended September 30, 2001.

Report of the Compensation Committee

        The following report is submitted by the Compensation Committee of the Board of Directors with respect to the executive compensation policies established by the Compensation Committee and recommended to the Board of Directors and compensation paid or awarded to executive officers for the fiscal year ended September 30, 2001. The Compensation Committee determines the annual salary, bonus and other benefits, including incentive compensation awards, of the Company's senior management and recommends new employee benefit plans and changes to existing plans to the Company's Board of Directors. The salary and performance bonus of Bob Din, the Company's Chief Executive Officer, is determined in accordance with Mr. Din's Employment Agreement with the Company (see "Employment Agreements," above). The Compensation Committee met two times during the fiscal year ended September 30, 2001.

Compensation Policies and Objectives

        The Company's executive compensation policy is designed to attract and retain exceptional executives by offering compensation for superior performance that is highly competitive with other well-managed organizations. The Compensation Committee measures executive performance on an individual and corporate basis.

        There are three components to the Company's executive compensation program, and each is consistent with the stated philosophy as follows:

        Base Salary.    Base salaries for executives and other key employees are determined by individual financial and non-financial performance, position in salary range and general economic conditions of the Company. For purposes of administering base pay, all executive positions are evaluated and placed in appropriate salary grades. Salary range midpoint levels are reviewed on an annual basis to ensure competitiveness with a peer group of comparable computer software and systems companies. In recommending salaries for executive officers, the Compensation Committee (i) reviews the historical performance of the executives, and (ii) formally reviews specific information provided by its accountants and other consultants, as necessary, with respect to the competitiveness of salaries paid to the Company's executives.

        Annual Bonus.    Annual bonuses for executives and other key employees are tied directly to the Company's financial performance as well as individual performance. The purpose of annual cash bonuses are to reward executives for achievements of corporate, financial and operational goals. Annual cash bonuses are intended to reward the achievement of outstanding performance. When certain objective and subjective performance goals are not met, annual bonuses would be reduced or not paid.

        Long-Term Incentives.    The purpose of these plans is to create an opportunity for executives and other key employees to share in the enhancement of stockholder value through stock options. The overall goal of this component of pay is to create a strong link between the management of the Company and its stockholders through management stock ownership and the achievement of specific corporate financial measures that result in the appreciation of Company share price. Stock options are awarded if the Company and individual goals are achieved or exceeded. The Compensation Committee previously has followed the practice of granting options annually on terms which provide that the options become exercisable in three (3) equal installments over a 27-month period. Beginning in August of 1998, most options were granted with a 48-month vesting period with pro-rata monthly vesting. The Compensation Committee believes that this feature not only provides an employee retention factor but also makes longer term growth in share prices important for those receiving options.

Fiscal Year 2001 Compensation

        The Company is required to disclose its policy regarding qualifying executive compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company's executive officers for fiscal 2002 will exceed the $1 million limit per officer. The Company's Executive Stock Option Plan, 1994 Stock Option Plan and 1996 Stock Incentive Plan are structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation that will not be subject to the $1 million limitation.

                      The Compensation Committee of the
                      Board of Directors

                      Barry Abelson
                      Mark Briggs

Report of the Audit Committee

        Pursuant to a meeting of the Audit Committee on December 12, 2001, the Audit Committee reports that it has: (i) reviewed and discussed the Company's audited financial statements with management; (ii) discussed with the independent auditors the matters (such as the quality of the Company's accounting principals and internal controls) required to be discussed by Statement on Auditing Standards No. 61; and (iii) received written confirmation from PricewaterhouseCoopers LLP that it is independent and written disclosures regarding such independence as required by Independence Standards Board Standard No. 1, and discussed with the auditors the auditors' independence. Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report for the Company's fiscal year ended September 30, 2001.

                      The Audit Committee of the
                      Board of Directors

                      Mark Briggs
                      Verdell Garroutte
                      Barry Abelson

        NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORTS OF THE COMPENSATION COMMITTEE AND THE AUDIT COMMITTEE AND THE PERFORMANCE GRAPH ON THE FOLLOWING PAGE SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

STOCK PERFORMANCE GRAPH

        Set forth below is a line graph comparing the cumulative stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Hambrecht & Quist Technology Index for the period that commenced May 8, 1996, the date on which the Company's Common Stock was first registered under the Securities Exchange Act of 1934, and ended on September 30, 2001. The Performance Graph is not necessarily an indicator of future price performance. The graph assumes the reinvestment of all dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG EN POINTE TECHNOLOGIES, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX,
AND THE JP MORGAN H&Q TECHNOLOGY INDEX

PROPOSAL NO. 2
AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE TOTAL
NUMBER OF SHARES PURCHASABLE UNDER THAT PLAN FROM 750,000 TO 1,000,000 SHARES

Introduction

        The stockholders are being asked to vote on a proposal to approve an amendment to increase the number of authorized shares of Common Stock purchasable under the Employee Stock Purchase Plan (the "Purchase Plan") by an additional 250,000 shares and to reserve the additional shares for purchase under the Purchase Plan, bringing the total number of shares of Common Stock subject to the Purchase Plan to 1,000,000. The amendment to the Purchase Plan was approved by the Board of Directors on January 18, 2002, subject to stockholder approval. The proposed amendment would increase the authorized number of shares of Common Stock purchasable thereunder by 250,000 shares and to reserve the additional shares for purchase under the Purchase Plan, bringing the total number of shares of Common Stock subject to the Purchase Plan to 1,000,000. The Board of Directors believes it is in the best interests of the Company to increase the share reserve so that the Company can continue to attract and retain the services of those persons essential to the Company's growth and financial success.

        The Purchase Plan was originally adopted in March 1996. The Board of Directors amended the Purchase Plan on May 6, 1999 to increase the maximum number of shares subject to the plan from 250,000 to 500,000. Such increase was approved by the stockholders on October 18, 1999. The Board of Directors again amended the Purchase Plan on November 20, 2000 to increase the maximum number of shares subject to the plan from 500,000 to 750,000. Such increase was approved by the stockholders on March 30, 2001.

Vote Required

        Assuming a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the increase in the maximum aggregate number of shares purchasable under the Purchase Plan from 750,000 to 1,000,000. Abstentions will be considered shares entitled to vote in the tabulation of the votes cast on this Proposal No. 2 and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Description of the Purchase Plan

        The following is a summary of the principal features of the Purchase Plan, as recently amended for the share increase. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder who wishes to obtain a copy of the Purchase Plan may do so by written request to the Secretary, En Pointe Technologies, Inc., 100 N. Sepulveda Boulevard, 19th Floor, El Segundo, California 90245.

        The Purchase Plan, as amended, currently authorizes up to 1,000,000 shares of Common Stock for purchase under its terms. The Purchase Plan allows eligible employees of the Company to subscribe for and purchase shares of the Company's Common Stock directly from the Company at a discount from the market price in installments through payroll deductions. The Purchase Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to any of the provisions of ERISA. The Purchase Plan is designed to be an employee stock purchase plan under Section 423 of the Code, providing the participants the benefits afforded under Code Section 421. As of January 15, 2002, approximately 400 persons were eligible to participate in the Purchase Plan.

        The Compensation Committee of the Board of Directors administers the Purchase Plan (the "Administrator"). Subject to the specific provisions of the Purchase Plan, the Administrator has the full and final authority to construe, interpret and implement the Purchase Plan, and to make, administer and interpret such rules and regulations as it deems necessary to administer the Purchase Plan. Each employee of the Company who is customarily engaged, on a regularly-scheduled basis of more than twenty hours per week for more than five months per calendar year and who has been employed by the Company for at least 90 days prior to the date an offering is made under the Purchase Plan is eligible to become a participant in the Purchase Plan (an "Eligible Employee"). Employees who own, or immediately after an offering under the Purchase Plan would be deemed to own (under Section 425(d) of the Code) shares of the Company's stock possessing 5% or more of the total combined voting power of all classes of stock of the Company (or of any parent or subsidiary of the Company) are ineligible to participate in the Purchase Plan. For purposes of this calculation, shares of Common Stock which an employee may purchase under outstanding stock options shall be treated as stock owned by the employee. No employee shall be entitled to purchase stock under the Purchase Plan in an amount which would permit his or her rights (under the Purchase Plan and any similar plans of the Company, including any parent or subsidiary corporations of the Company) to accrue at a rate which exceeds $25,000 in fair market value (as set forth below), determined as of the "Offering Date" (as defined below), for each calendar year in which the employee participates in the Purchase Plan.

        Each offering under the Purchase Plan will commence on such date (the "Offering Date") and continue for such period (the "Offering Period") as the Administrator shall designate from time to time. Unless the Administrator designates otherwise, offerings will be made twice per year and each Offering Period shall be for a period of six (6) months. Each employee who will have satisfied the eligibility requirements of the Purchase Plan as of an Offering Date may become a participant for that particular Offering Period upon his or her completion and delivery to the Company of a completed subscription agreement. Each eligible employee must complete a subscription agreement for each Offering Period in which such employee wishes to participate. Each subscription agreement shall authorize the Company to withhold a percentage of the participant's base pay through regular payroll deductions during the applicable Offering Period, and the amount withheld shall be credited to the participant's account for payment for the shares to be purchased. Subject to the other limitations contained in the Purchase Plan, a participant may elect to have withheld from his or her paycheck a percentage of his or her "Compensation" (as defined below) during an Offering Period, up to a maximum of 20%. A participant may elect to increase, decrease or terminate his or her level of participation during each Offering Period by filing the requisite form with the Human Resources Department prior to the last day of the applicable Offering Period. All payroll deductions previously made during such Offering Period will be refunded as soon as possible to the participant without the payment of any interest. A participant who has withdrawn from the Purchase Plan shall be excluded from participation for the remainder of the particular Offering Period but may re-enroll to participate in subsequent Offering Periods by executing and delivering a new Stock Purchase Agreement.

        The purchase price per share (the "Purchase Price") for which shares of Common Stock will be sold in an Offering Period under the Purchase Plan is the lower of (1) 85% of the fair market value of a share of Common Stock on the Grant Date or (2) 85% of the fair market value of a share of Common Stock on the last day of the Offering Period (the "Purchase Date"). The fair market value of the Common Stock shall be the closing sale price of the Common Stock as reported on the Nasdaq National Market System or, if the Common Stock is listed or admitted to trading on any stock exchange, the closing sale price on such date on the principal stock exchange on which the Common Stock is listed or admitted to trading. If no such closing sale price is quoted on any day, or if no sale takes place on such day, then the fair market value shall be the closing sale price for the Common Stock on the Nasdaq National Market System or such exchange on the next preceding day on which a sale occurred.

        The Purchase Price of shares purchased under the Purchase Plan shall be paid by means of accumulated payroll deductions on behalf of a participant during the Offering Period. For the purposes of the Purchase Plan, a participant's "Compensation" shall include all salaries and regular hourly wages, but shall not include bonuses, commissions, extra pay for extra hours worked outside the participant's regular work schedule, or other special payments, fees or allowances. Payroll deductions for a participant commence on the first payday following the Grant Date and continue thereafter until the last payday prior to the Purchase Date, unless the participant chooses to terminate his or her participation in the Purchase Plan. The Company shall establish and maintain a separate account for each participant. All payroll deductions are credited to the participant's account under the Purchase Plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

        On each Purchase Date, the maximum number of whole shares which may be purchased with each participant's accumulated payroll deductions during such Offering Period will automatically be purchased for the participant at the applicable Purchase Price. A stock certificate or certificates representing the shares purchased for a participant may be issued to a contract administrator, or upon election by the participant, may be issued directly to the participant and delivered to him or her as promptly as practicable after each Purchase Date. Any cash remaining in the participant's account because such cash is insufficient to purchase a whole share will be carried forward to the next Offering Period. The maximum number of shares of Common Stock purchasable by each participant on any Purchase Date is 2,500 shares.

        Termination of a participant's employment for any reason, including retirement, death or discharge, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account or any Company stock purchased under the Plan will be returned to such participant or, in the case of death, to the participant's beneficiary, without interest. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason (other than upon the death of a participant).

        The Board of Directors may at any time may amend, suspend or terminate the Purchase Plan, except that the participants' rights to purchase Common Stock for any current "Offering Period" may not be adversely affected without the participants' consent. No amendment may be made to the Purchase Plan without approval of the stockholders of the Company if such amendment would (1) increase the aggregate number of shares authorized for sale under the Purchase Plan or (2) change the eligibility requirements for participation in the Purchase Plan. In the event of the merger or consolidation of the Company into another corporation, or the acquisition by another corporation of all or substantially all of the Company's assets, the Purchase Plan shall terminate, unless provision is made in writing in connection with such transaction providing for the assumption or substitution of the purchase rights under the Purchase Plan. Unless terminated earlier, the Purchase Plan shall terminate on February 28, 2006.

        The following table contains information concerning certain stock purchased under the Company's Purchase Plan during the fiscal year ended September 30, 2001:

Name and Position	Weighted Average Exercise Price ($/Share)	Number of Shares
Attiazaz "Bob" Din	$—	—
Michael R. Shabazian	$—	—
Kevin D. Ayers	$—	—
Thomas H. Scott	$—	—
Kevin J. Elliott	$—	—
All Current Executive Officers as a Group (7 persons)	$—	—
Non-Executive Director Group (4 persons)	$—	—
Non-Executive Officer Employee Group (400 persons)	$2.07	181,971

*
As of September 28, 2001, the market value of the Company's Common Stock as reported by the Nasdaq Stock Market was $2.30 per share.

Federal Income Tax Consequences

        The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality. The Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of purchase of shares. However, a participant may become liable for tax upon disposition of shares acquired under the Purchase Plan, and the tax consequences will depend upon how long a participant has held the shares before disposition.

        If the shares are disposed of at least two years after the Offering Date and at least one year after the Purchase Date, or in the event of a participant's death (whenever occurring) while owning such shares, then the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the Purchase Price of the shares or (ii) fifteen percent of the fair market value of the shares on the Offering Date will be treated as ordinary income to the participant. Any further gain upon such disposition will be taxed as long-term capital gain. Any long-term capital gain would be taxed as capital gain at the rates then in effect. If the shares are sold and the sale price is less than the Purchase Price, there is no ordinary income and the participant will have a long-term capital loss equal to the difference between the sale price and the Purchase Price. The ability of a participant to utilize such a capital loss would depend upon the participant's other tax attributes and the statutory limitation on capital loss deductions not discussed herein.

        If the shares are sold or disposed of (including any disposition by way of gift) before the expiration of the two-year holding period described above or within one year after the shares are transferred to the participant, then the excess of the fair market value of the shares on the Purchase Date over the Purchase Price will be treated as ordinary income to the participant. This excess will constitute ordinary income for the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of shares is made. The balance of the gain will be taxed as capital gain at the rates then in effect. If the shares are sold for less than their fair market value on the Purchase Date, the same amount of ordinary income is attributed to the participant and a capital loss is recognized equal to the difference between the sale price and the fair market value of the shares on such Purchase Date. As indicated above, the ability of the participant to utilize such a capital loss would depend upon the participant's other tax attributes and the statutory limitation on capital losses not discussed herein.

        The ordinary income reported under the rules described above, added to the actual Purchase Price of the shares, determines the tax basis of the shares for the purpose of determining gain or loss on the sale or exchange of the shares. The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the holding periods described above.

Board of Directors' Reservation of Rights

        The Board of Directors retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of this Proposal No. 2.

No Dissenter's Rights

        Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Company's increase of shares purchasable pursuant to the Purchase Plan.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO THE PURCHASE PLAN.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee and the Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending September 30, 2002, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee and the Board of Directors will reconsider its selection.

        PricewaterhouseCoopers LLP (including its predecessor, Coopers & Lybrand LLP) has audited the Company's financial statements annually since its fiscal year ended September 30, 1993. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP for professional services for the audit of the Company's financial statements for the fiscal year ended September 30, 2001 and the review of financial statements included in the Company's Forms 10-Q for fiscal 2001 were $176,900.

Financial Information Systems Design and Implementation Fees

        PricewaterhouseCoopers LLP did not provide, and it did not bill and it was not paid any fees for, financial information systems design and implementation services in fiscal 2001.

All Other Fees

        The aggregate fees billed to the Company for all other services rendered by PricewaterhouseCoopers LLP and the fees paid therefore in fiscal 2001 were $68,402. Included in the $68,402 are billings of $33,247 for audit services related to the Company's financial statements for the fiscal year ended September 30, 2000.

        The Audit Committee has determined that the provision of services, in addition to audit services, rendered by PricewaterhouseCoopers LLP and the fees paid therefore in fiscal 2001 were compatible with maintaining PricewaterhouseCoopers LLP's independence.

STOCKHOLDER PROPOSALS

        Any stockholder desiring to submit a proposal for action at the 2002 Annual Meeting of Stockholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than October 14, 2002 in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

        Additionally, if the Company is not provided notice of stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, by December 28, 2002, the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

OTHER MATTERS

        Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                      By Order of the Board of Directors

                      Bob Din
                       Chief Executive Officer

February 11, 2002

         THE ANNUAL REPORT TO STOCKHOLDERS OF THE COMPANY FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001 IS THE COMPANY'S ANNUAL REPORT ON FORM 10-K WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 31, 2001 AND WHICH IS BEING MAILED CONCURRENTLY WITH THIS PROXY STATEMENT TO ALL STOCKHOLDERS OF RECORD AS OF JANUARY 15, 2002. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

PROXY

EN POINTE TECHNOLOGIES, INC.
Proxy Solicited by the Board of Directors
Annual Meeting of the Stockholders—March 15, 2002

      The undersigned hereby nominates, constitutes and appoints Attiazaz "Bob" Din and Zubair Ahmed, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of EN POINTE TECHNOLOGIES, INC. which the undersigned is entitled to represent and vote at the 2002 Annual Meeting of Stockholders of the Company to be held at the Mariposa Room at the Hilton Garden Inn, 2100 E. Mariposa Avenue, El Segundo, California 90245, on March 15, 2002, at 8:00 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2, AND 3

1.	ELECTION OF DIRECTORS	FOR all nominees listed below (except as marked to the contrary below) / /	WITHHOLD AUTHORITY to vote for all nominees listed below / /
Election of the following nominees as directors: Attiazaz "Bob" Din, Naureen Din, Zubair Ahmed, Verdell Garroutte, Mark Briggs, Barry Abelson and James Lowry
(Instructions: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

2.
APPROVE THE AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES PURCHASABLE UNDER THAT PLAN FROM 750,000 TO 1,000,000.

/ / FOR                              / / AGAINST                               / / ABSTAIN

3.
RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR ENDING SEPTEMBER 30, 2002:

/ / FOR                              / / AGAINST                               / / ABSTAIN

4.
IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

IMPORTANT—PLEASE SIGN AND DATE AND RETURN PROMPTLY

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, "FOR" THE AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES PURCHASABLE UNDER THE PLAN FROM 750,000 TO 1,000,000 SHARES, AND "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

                            Date                                                                                                          , 2002

                            (Signature of stockholder)

                            Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS
STOCK PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG EN POINTE TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX, AND THE JP MORGAN H & Q TECHNOLOGY INDEX
PROPOSAL NO. 2 AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES PURCHASABLE UNDER THAT PLAN FROM 750,000 TO 1,000,000 SHARES
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
OTHER MATTERS